SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 9, 2005 (October 3, 2005)

ALERIS INTERNATIONAL, INC.

(Exact name of Registrant as specified in charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 910-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A to the Aleris International, Inc. (“Aleris”) Current Report on Form 8-K originally filed on October 4, 2005 (the “October Current Report”) is being filed solely for avoidance of doubt. The information set forth below under the heading “Completion of Acquisition or Disposition of Assets” has been previously disclosed under the heading “Entry into a Definitive Material Agreement” in the Aleris Current Report on Form 8-K originally filed on September 8, 2005 (the “September Current Report”) and in the Press Release dated October 3, 2005 filed as Exhibit 99.1 to the October Current Report.

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 3, 2005, Aleris International, Inc., a Delaware corporation (“Aleris”), consummated the Agreement and Plan of Merger (the “Merger Agreement”) with ALSCO Acquisition Corp., a Delaware corporation and indirect wholly-owned subsidiary of Aleris (the “Merger Sub”), ALSCO Holdings, Inc, a Delaware corporation (“ALSCO”), and Sun ALSCO, LLC, a Delaware limited liability company (“Sun ALSCO”), as representative for ALSCO’s stockholders and optionholders. The Merger Agreement was filed as Exhibit 99.1 to the September Current Report and is incorporated herein by reference.

Pursuant to the Merger Agreement the Merger Sub merged with and into ALSCO, with ALSCO continuing as the surviving corporation and an indirect wholly-owned subsidiary of Aleris (the “Merger”). At the effective time and as a result of the Merger:

•	each share of ALSCO voting common stock, par value $0.01 per share (the “Voting Common Stock”) and each share of ALSCO non-voting common stock par value $0.01 per share (the “Non-Voting Common Stock”, and together with the Voting Common Stock the “ALSCO Stock”) issued and outstanding immediately prior to the effective time of the Merger was automatically converted into the right to receive in cash, without interest, the per share portion of the Closing Residual Cash Consideration, as defined in the Merger Agreement;

•	each option, warrant or right to acquire ALSCO Stock will be cancelled and each In The Money Optionholder, as defined in the Merger Agreement, was entitled to receive a pro rata share of the Option Merger Consideration, as defined in the Merger Agreement; and

•	each share of the Merger Sub’s common stock was converted into and become one share of Voting Common Stock, par value $.01 per share.

The aggregate consideration for the holders of the ALSCO Stock and the In The Money Optionholders was $150 million, subject to further adjustment as provided in the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to its current report on Form 8-K dated October 3, 2005 to be signed on its behalf by the undersigned hereunto duly authorized.

ALERIS INTERNATIONAL, INC.

Dated: November 9, 2005	/s/ Robert R. Holian
Robert R. Holian
Senior Vice President and Controller